SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2010

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943		06-1397316
(Commission File Number)		(IRS Employer Identification No.)

251 Ballardvale Street Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 222-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 26, 2010, Charles River Laboratories International, Inc. ("Charles River" or the "Company") entered into an agreement (the "ASR Agreement") with Morgan Stanley & Co. Incorporated ("Morgan Stanley") to effect an accelerated repurchase of Charles River’s common stock as part of Charles River’s $500 million share repurchase program, which was authorized by Charles River’s board of directors on July 29, 2010.

Under the ASR Agreement, Charles River will pay a purchase price of $300 million to Morgan Stanley on August 27, 2010 from cash on hand and available liquidity, including funds borrowed by Charles River under its newly amended and restated $750 million credit facility.  Charles River will receive an initial delivery on August 27, 2010 of 6.0 million shares of its common stock from Morgan Stanley, which represents approximately 60% of the total number of shares that Charles River would receive under the ASR Agreement if the price per share of Charles River’s common stock remained at the closing price per share of Charles River’s common stock on August 27, 2010 throughout the calculation period.

The actual number of shares that Charles River will repurchase under the ASR Agreement will be determined based on a discount to the daily volume-weighted average prices of Charles River’s common stock over the course of the calculation period.  The calculation period is scheduled to extend for approximately six months, but it may conclude earlier at Morgan Stanley’s option.  If the actual number of shares repurchased exceeds the number of shares initially delivered, Charles River will receive from Morgan Stanley a number of additional shares equal to such excess following conclusion of the calculation period.  If the actual number of shares repurchased is less than the number of shares initially delivered, Charles River will be required, at its election, to either (1) deliver to Morgan Stanley a number of shares approximately equal to the difference or (2) make a cash payment to Morgan Stanley equal to the value of such shares, in either case following conclusion of the calculation period.  While the ASR Agreement is in effect, Charles River will generally not be permitted to repurchase its common stock in the open market.

The ASR Agreement contains certain terms customary for agreements of this type, including provisions for adjustments upon the occurrence of certain events and setting forth certain circumstances under which the ASR Agreement may be extended, terminated or unwound early.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 26, 2010, Charles River amended and restated its existing credit agreement with certain financial institutions and JPMorgan Chase Bank, N.A. as administrative agent (the "Third Amended and Restated Credit Agreement"). The obligations of Charles River under the Third Amended and Restated Credit Agreement are guaranteed by Charles River's material domestic subsidiaries and are secured by substantially all of the assets of Charles River and the guarantors, including a pledge of 100% of the capital stock of the domestic subsidiaries (other than the capital stock of any domestic subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes ("Disregarded Entities")) and 65% of the capital stock of certain first-tier foreign subsidiaries and Disregarded Entities, and mortgages on owned real property in the U.S. having a book value in excess of $10 million.

The Third Amended and Restated Credit Agreement now provides for a $400 million U.S. term loan facility and a $350 million U.S. revolving facility.  A portion of the term loan facility is available in euros to a Netherlands-based subsidiary of the Company.  The $400 million term loan facility matures in 20 quarterly installments with the last installment due August 26, 2015. The $350 million U.S. revolving facility matures on August 26, 2015 and requires no scheduled payment before that date. Under specified circumstances, the Company has the ability to increase the term loans and/or revolving line of credit under the Third Amended and Restated Credit Agreement by up to $250 million in the aggregate.  The interest rates applicable to term loans and revolving loans under the credit agreement are, at the Company’s option, equal to either the base rate (which is the higher of (1) the prime rate, (2) the federal funds rate plus 0.50% or (3) the one-month adjusted LIBOR rate) or the adjusted LIBOR rate plus an interest rate margin based upon the Company’s leverage ratio.

The interest rates applicable to term loans and revolving loans under the Third Amended and Restated Credit Agreement are higher than the interest rates under the existing facilities reflecting greater leverage and current market conditions.

In addition to the scheduled repayments, Charles River is required to prepay the term loans with the following amounts:
•	100% of any net cash proceeds in connection with permitted receivables financings; and
•	100% of the net cash proceeds from certain incurrences of debt, unless the leverage ratio is 2.25:1 or less.

The Third Amended and Restated Credit Agreement requires that Charles River comply with an interest coverage ratio test and a leverage ratio test. In addition, the Third Amended and Restated Credit Agreement includes negative covenants that will, subject to significant exceptions, limit the ability of Charles River and its subsidiaries to:
•	incur, assume or permit to exist additional indebtedness or guarantees;
•	incur liens;
•	make investments and loans;
•	engage in mergers, acquisitions and asset sales;
•	enter into agreements limiting subsidiary distributions;
•	engage in certain transactions with affiliates, and
•	alter the business that they conduct.

The Third Amended and Restated Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.

The Third Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 2.03 by reference.

In addition, the disclosure provided in Item 1.01 "Entry into a Material Definitive Agreement" is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated as of August 26, 2010, among Charles River Laboratories International, Inc., the Subsidiary Borrower party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, and RBS Citizens National Association, Societe Generale and Wells Fargo Bank, National Association, as co-documentation agents.

Special Note on Factors Affecting Future Results

This Current Report on Form 8-K contains forward looking statements regarding future events and the future results of Charles River Laboratories International, Inc. (Charles River) that are based on current expectations, estimates, forecasts, and projections about the industries in which Charles River operates and the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “likely,” “may,” “designed,” “would,” “future,” “can,” “could” and other similar expressions that are predictions of or indicate future events and trends or which do not relate to historical matters are intended to identify such forward  looking statements. These statements are based on current expectations and beliefs of Charles River and involve a number of risks, uncertainties, and assumptions that are difficult to predict. These also include statements regarding the accelerated stock repurchase program, including the number of shares to be repurchases, expected timing and duration, the amount of capital that may be expended and the treatment of repurchased shares, all of which may be subjection to change in the future. You should not rely on forward looking statements because they are predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this document or in the case of statements incorporated by reference, on the date of the document incorporated by reference. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 26, 2009 under the section entitled “Our Strategy,” the section entitled “Risks Related to Our Business and Industry,” the section of this Quarterly Reports on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our press releases and other financial filings with the Securities and Exchange Commission. We have no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward  looking events we discuss in this report not to occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

Date:	August 31, 2010	By:	/s/ Matthew Daniel
			Name:	Matthew Daniel
			Title:	Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated as of August 26, 2010, among Charles River Laboratories International, Inc., the Subsidiary Borrower party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, and RBS Citizens National Association, Societe Generale and Wells Fargo Bank, National Association, as co-documentation agents.